SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2003

Zimmerman Sign Company

(Exact Name of Registrant as Specified in charter)

Texas (State or other jurisdiction of incorporation)	0-21737 (Commission File Number)	75-0864498 (IRS Employer Identification No.)

3013 North Jackson, Jacksonville, TX 75766

(Address of Principal Executive Office)

(903) 589-2100

(Registrant's telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

On January 9, 2003, Zimmerman Sign Company (the "Registrant") engaged BDO Seidman ("Seidman") as its new independent public accountants. During the two most recent fiscal years and the interim period preceding the engagement of Seidman, the Registrant has not consulted with Seidman regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report or oral advice was provided to the Registrant by Seidman that Seidman concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or "reportable event," as those terms are used in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

Item 7. Exhibits

(c) None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMERMAN SIGN COMPANY

By: /s/ Chris James

Chris James

Chief Financial Officer

Dated: January 16, 2003